MANCHESTER COMPANIES, INC.

                              ENGAGEMENT AGREEMENT
                              --------------------

THIS AGREEMENT (the "Agreement") dated as of August 24, 2000 confirms that Applied Biometrics, Inc. ("ABI") located at 501 East Highway 13, Suite 108, Burnsville, MN 55337, has engaged, as of the date hereof, Manchester Companies, Inc. ("MCI") to perform certain Consulting and Financial Services (the "Services") for ABI. In connection with the foregoing, ABI and MCI agree that:

     1. RETENTION/TERMINATION. The initial term of this Agreement shall be for six (6) months commencing September 1, 2000. To the extent that a sale/merger of ABI's public shell has been negotiated and agreed upon but is pending shareholder or other approval as of the end of such term, this Agreement will automatically be extended until the conclusion of such transaction. This Agreement may not be terminated by ABI, except: (i) for the failure by MCI to provide, using reasonable business practices, the Services described herein; or (ii) for any reason after the first ninety (90) days of the term upon notice given by ABI, subject to payment of the final liquidation fee provided for in the attached Proposal Letter and any transaction fees earned by MCI under paragraph 4A of this Agreement.

     2. SERVICES. Applying reasonable business efforts, MCI will provide ABI with the services outlined in the Proposal Letter dated August 16, 2000, attached hereto as Exhibit A and incorporated herein and made a part hereof.

     3. ADDITIONAL TERMS OF RETENTION. Pursuant to the terms of the Proposal Letter, MCI will act as Interim CEO of ABI, and will be subject to such direction and authority given by, and implementation of MCI's recommendations will be subject to the sole discretion of ABI's Board of Directors. Notwithstanding any other provision of this Agreement or the Proposal Letter, MCI is solely an independent contractor of ABI.

     4.   CONSULTING FEES AND EXPENSES.

          A. Consulting Fees: MCI shall be paid fees in accordance with the Proposal Letter and its attached Schedule I which are attached hereto as Exhibit A.

          B. Expenses - ABI agrees to, on an as-incurred basis, as documented by MCI, to reimburse MCI for all reasonable out-of-pocket expenses incurred in connection with the rendering of the Services described herein. MCI will submit expense reimbursements bills on a monthly basis, and ABI agrees that they will be paid within 10 days. Any individual expense in excess of $500 will be subject to ABI's prior approval.

          C. Expenses not included - MCI's fees do not include any fees which may be charged by other related or non-related entities involved in pursuit of the


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               execution of the Services outlined herein. Such other fees may include, but are not limited to, those charged by Bankers, legal counsel, auditors and tax advisors, appraisal companies, environmental testing concerns, lenders, industry consultants and other consultants or professionals as may be mutually determined to be necessary.

     5. COOPERATION. ABI will cooperate with MCI and provide, where possible, financial and other information reasonably requested by MCI on a timely basis for the purpose of rendering its services pursuant to this Agreement.

     6.   CONFIDENTIALITY.

          A. This Agreement and its contents, including any information received by the parties and clearly identified as confidential, will be treated by ABI and MCI as confidential except as required by law. MCI will also treat as confidential the contemplated plans and strategies of ABI. Neither ABI nor MCI will, unless required by a statute, rule, regulation, agency or court, make any public or private statements about ABI's contemplated plans and strategies, without the prior consent of the other parties to this Agreement.

          B. Without limiting the generality of Section 8, any advice rendered by MCI pursuant to this Agreement may not, unless required by statute, rule, regulation, agency or court, be disclosed publicly or privately in any matter without MCI's prior written approval and will be treated as confidential.

          C. With respect to information about the business provided by ABI and clearly identified as or communicated under circumstances so as to be reasonably understood to be confidential, MCI agrees that, for a period of five (5) years from the date of this Agreement, such information will be kept confidential by it and that access to such information will be limited to those persons who have a need to know the information. MCI further agrees that such information shall he deemed to be the property of ABI and, when in tangible form, shall be returned to ABI upon request. ABI information shall be used only for purposes expressed herein and may be used for other purposes only with the prior written approval of ABI. MCI also agrees to keep confidential in accordance herewith any analysis, compilation, study, or other documents prepared by MCI for use in connection with the above-mentioned Services. Notwithstanding any other provision of this Agreement or the Proposal Letter, MCI's use and disclosure of ABI's confidential information related to its intellectual property may be further restricted to the extent of, and MCI agrees to become bound by, any more restrictive terms of any agreement with any third party(ies) regarding ABI's sale or licensing of such intellectual property.


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          D.   For the purpose of this section, the phrase "confidential
               information" does not include information which (i) is or becomes available to the public other than as a result of a disclosure in violation of the terms hereof; (ii) was in the possession of a respective party on a non-confidential basis prior to its disclosure under this Agreement; or (iii) becomes available on a non-confidential basis from a source other than a party hereto or its respective representative.

     7. INDEMNIFICATION. If, in connection with any Services or matters that are the subject of this Agreement, MCI or any of its directors, officers, employees or agents become involved in any capacity in any action or legal proceeding, pending or threatened, ABI, agrees (i) to reimburse MCI or any of its directors, officers, employees or agents for the reasonable legal fees, disbursements of counsel and other expenses including the cost of investigation and preparation incurred by MCI or any of its directors, officers, employees or agents as such fees, disbursements and other expenses are incurred; and (ii) to indemnify, defend, and hold MCI or any of its directors, officers, employees or agents harmless against any losses, claims, damages, or liabilities, joint or several, to which MCI or any of its directors, officers, employees or agents may become subject arising out of any such action or legal proceeding. Notwithstanding the foregoing, ABI shall not be required to indemnify, defend or hold MCI or any of its directors, officers, employees or agents harmless against any losses, claims, damages, or liabilities to the extent such action or legal proceedings is a result of the negligence or willful misconduct of MCI or any of its directors, officers, employees or agent.

          Further ABI agrees to maintain its Directors and Officers liability coverage during the term of this Agreement and name MCI's designees as insureds in such policy.

     8. SURVIVAL. The provisions of this Agreement shall, where applicable, survive the expiration of the period of this Agreement, including any extensions thereof. Without limiting the foregoing, sections 5, 8 and 10 shall survive the termination of this Agreement.

     9. ENTIRE AGREEMENT. This Agreement together with the attached copy of the Proposal Letter (Exhibit A) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels as of the date hereof all prior understandings, written or oral, with respect to the subject matter hereof.

     10. GOVERNING LAW. This Agreement and the agreements contained herein shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof.

     11. MISCELLANEOUS. Facsimile copies of this agreement, signed in counterpart, shall be considered for all purposes, including delivery, as originals.


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     12.  ENGAGEMENT DATE: MCI is prepared to begin the proposed engagement immediately, pending the execution of this Engagement Agreement. To begin the engagement, MCI also requires the initial payment of the first monthly retainer fee of $10,000. Invoices will be submitted monthly thereafter, in accordance with the fee schedule.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MANCHESTER COMPANIES, INC.                              APPLIED BIOMETRICS, INC.


/s/ Mark W. Sheffert                                    /s/ Andrew M. Weiss
--------------------------                              ------------------------
By:   Mark W. Sheffert                                  By:   Andrew M. Weiss
Its:  Chairman & CEO                                    Its:  President & CEO